Exhibit 10.2

The Group
C/o WRDCLogsys Limited,
First Floor,
Ebor Court,
Westgate,
Leeds,
LS1 4NL

March 24th, 2003

Authoriszor Inc.
c/o WRDCLogsys, First Floor
Ebor Court, Westgate, Leeds
LS1 4ND United Kingdom

Ladies and Gentlemen:

The Group (the “Creditor”) and Authoriszor Inc. (the “Company”) have had previous discussions regarding the obligations owed by the Company to the Creditor and the settlement thereof.  This letter is being delivered to evidence the agreement made between the Creditor and the Company regarding such obligations.

In order to avoid the time, trouble and extraordinary expenses of litigation, the Creditor and the Company hereby agree, upon execution of this letter by the Company in the appropriate place below, to comprise, resolve and settle, release and extinguish all existing and inchoate claims, actions, demands, and/or causes of action, whether now known or unknown, that each has, might have, or might claim to have against the other, whatever kind or nature.  As consideration for the foregoing, the Company hereby agrees to pay, in immediately available funds, the aggregate sum of $618,892.24 (the “Debt”) to the Creditor within 100 days from the date first written above.  The Company hereby also agrees, as security for the payment of the Debt as contemplated in the foregoing sentence, to pledge 7,210,713.00 shares of WRDCLogsys Ltd. held by it pursuant to that certain Pledge Agreement, a copy of which is attached as Exhibit A hereto (the “Pledge Agreement”).

In the event that the Company shall fail to pay the Debt to the Creditor within 120 days of the date first written above, the Creditor hereby agrees and understands that its sole and exclusive remedies against the Company are the remedies set forth in the Pledge Agreement. Notwithstanding anything to the contrary contained herein and in the Pledge Agreement, this letter shall survive and remain in effect should the Company fail to pay the Debt to the Creditor in immediately available funds as provided herein.

Neither the Creditor nor the Company have assigned or otherwise transferred to any other person or entity any interest in any account, claim, demand, action and/or cause of action they have, or may have, or may claim to have in connection with the matters released hereby and/or the persons and entities released herein.  The Creditor and the Company have agreed to the matters contained herein of their own choice and free will and with their own judgment after advice of counsel.

If the foregoing correctly sets forth the understanding and agreement of the Creditor and the Company, please indicate your acceptance hereof in the space provided below for that purpose, whereupon this letter shall constitute a valid and binding agreement between the Creditor and the Company.  Upon execution hereof, this letter shall be binding upon and inure to the benefit of the Company and the Creditor and their respective heirs, legal representatives, successors and assigns.  This letter shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

The Group

Garcia J Hanson

Cardinal Estates Limited acting by Roy Wiliams

Roy Williams

Richard Harris

Pelican Capital Limited acting by

The foregoing letter agreement is hereby con- firmed and accepted as of the date first above written.

Authoriszor Inc.

By:
Name:	Garcia J Hanson
Title:	President

Exhibit A

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made as of the  24th day of March 2003, by and between Authoriszor Inc., a Delaware corporation (“Pledgor”) WRDCLogsys Limited First Floor, Ebor Court, Westgate, Leeds, LS1 4NL and The Group (“Secured Party”).

RECITALS:

A.            Pledgor and Secured Party have executed that certain Letter Agreement, dated 24th March 2003 (the “Letter”);

B.            Pledgor is the owner of certain Collateral (as defined below) and expects to receive substantial direct and indirect benefits from the agreement set forth in the Letter; and

C.            As security for the payment and performance of all of Pledgor’s obligations pursuant to the Letter, Pledgor has agreed to grant Secured Party a Security Interest (as defined below) in the Collateral.

AGREEMENTS:

In consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Secured Party and Pledgor do hereby agree as follows:

1.             Definitions.  The following terms shall have the meanings indicated below and shall be construed to have the broadest possible meanings permitted under the Code:

“Code” means the Uniform Commercial Code as enacted by the State of New York, as it shall be amended from time to time.

“Collateral” means 7,210,713 shares of WRDCLogsys Ltd. (“WRDCLogsys”) owned by Pledgor, and the certificates representing such shares, together with all additions, replacements, substitutions, increases, profits, proceeds, dividends, distributions and products thereof, in any form and wherever located.

“Event of Default” and “Default” means the breach by Pledgor of its obligations to pay the Debt (as defined in the Letter) to Secured Party.

A-1

“the Group” means Garcia J Hanson of Flat 5b, 6 Holland Park, London, W11 3TG; Cardinal Estates Limited of 10 Charterhouse Square, London, EC1M 6LQ; Roy Williams of Armscote Manor, Armscote, Warwickshire, CV37 8DA; Richard Harris of Flat 5, 1 Upper Brook Street, London W1K 6PA and Pelican Capital Limited of 10 Charterhouse Square, London, EC1M 6LQ.

“Security Interest” means the security interest (as that term is defined by the Code) granted by this Agreement.

2.             Grant of Security Interest.  Pledgor hereby delivers to Secured Party certificates evidencing, and grants to Secured Party a continuing and unconditional Security Interest in, the Collateral, accompanied by stock powers in substantially the form of Annex 1 attached hereto and made a part hereof (the “Powers”), duly executed in blank, to secure the prompt, timely and complete payment of all obligations and liabilities of Pledgor to Secured Party now existing or hereafter arising under the Letter and the full, complete and timely performance of any and all existing or future obligations of Pledgor under the Letter and this Agreement.  All such present and future obligations under the Letter and this Agreement are referred to herein as the “Secured Obligations.”

3.             Representations and Warranties.  Pledgor represents and warrants as follows:

(a)           Pledgor is the sole legal and beneficial owner of the Collateral, free and clear of all security interests, except for the security interest created by this Agreement, the provisions of the Articles of Association of WRDCLogsys (formerly know as Authoriszor Holdings Limited) (as amended, modified and supplemented from time to time, the “Articles”) and the provisions of that certain Investment Agreement, dated as of July 18, 2002, by and among Pledgor and the parties named therein (as amended, modified and supplemented from time to time, the “Investment Agreement”);

(b)           Pledgor has the capacity, power and authority to enter into this Agreement;

(c)           The pledge of the Collateral pursuant to this Agreement creates a valid and first priority security interest in the Collateral, in favor of Secured Party, securing the payment and performance of the Secured Obligations, subject to the Articles and Investment Agreement.

4.             Covenants of Pledgor.  So long as this Agreement has not been terminated as provided hereafter, Pledgor:

4.1           Title.  Will defend the Collateral against the claim of all other persons;

4.2           No Encumbrances.  Will keep the Collateral free of all security interests, except the Security Interest, the Articles and the Investment Agreement;

4.3           No Sale, Etc.  Will not assign, deliver, sell, transfer, lease or otherwise dispose of (including dispositions by operation of law) any portion of the Collateral, or any interest therein without the prior written consent of Secured Party;  provided, however, no consent shall be required in connection with the recapitalization of the capital stock of WRDCLogsys  or similar transaction;  provided further, however, no consent shall be required if the Collateral is sold, assigned or otherwise disposed of and the proceeds received from such sale, assignment or other method of disposal are applied to pay the Secured Obligations in full;

4.4           Financing Statements.  Will execute and deliver to Secured Party such stock powers, financing statements, certificates and other documents and instruments, pay all costs, including costs of filing financing statements and other documents in any public offices requested by Secured Party, and take such other action as Secured Party may deem reasonably necessary and advisable to perfect the Security Interest created by this Agreement;

4.5           Taxes.  Will pay all taxes (including documentary stamp taxes and intangible taxes), assessments and other charges of every nature which may be levied or assessed against the Collateral, or imposed upon Pledgor or Secured Party by reason of this Agreement; and

4.6           Cooperation.  Will take other action reasonably requested by Secured Party to carry out the terms of this Agreement, to preserve the Collateral, and to preserve and perfect the Security Interest of Secured Party.

5.             Default.  If an Event of Default shall occur and be continuing, the Secured Party may take all of the actions or remedies specified in Section 6 hereof (“Remedies”) or elsewhere herein.

6.             Remedies.

6.1           If an Event of Default shall have occurred and be continuing, the Secured Party shall have, as its sole and exclusive remedy, the right to realize upon the Collateral in accordance with the provisions of the Code.  Pledgor agrees that any notice by Secured Party of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Pledgor if the notice is delivered to Pledgor by a reputable overnight courier, at least ten (10) days before the action to be taken.

6.2           Pledgor agrees that in any sale of any Collateral, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be reasonably advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers of securities, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral, or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official), and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable nor accountable to Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

7.             Voting of Pledged Shares.  Subject to the provisions of the Articles and the Investment Agreement, Pledgor hereby irrevocably constitutes and appoints Secured Party in connection with all securities that comprise the Collateral, whether or not the securities have been transferred into the name of Secured Party or its nominee, as Pledgor’s proxy (and such proxy shall be deemed to be coupled with an interest) with full power, solely upon the occurrence and during the continuance of an Event of Default and the exercise of Secured Party’s rights under this Section 7, to:

(a)           attend all meetings of security holders of WRDCLogsys that the Collateral entitles them to attend that are held after the date of this Agreement and to vote the securities at those meetings in such manner as Secured Party shall in its sole discretion deem appropriate;

(b)           to consent in the sole discretion of Secured Party to any action by or concerning WRDCLogsys for which the consent of the security holders of WRDCLogsys is or may be necessary or appropriate; and

(c)           without limitation to do all things that Pledgor could do as a security holder of WRDCLogsys, giving to Secured Party full power of substitution and revocation.

The proxy contained in this paragraph shall terminate when this Agreement terminates as provided in Section 10.11 hereof.  Pledgor hereby agrees not to give or permit to exist any other proxies in derogation of this proxy so long as this Agreement is in force.

8.             Transfer Securities of Record.  Pledgor authorizes and appoints Secured Party, effective upon occurrence of a Default, as Pledgor’s attorney-in-fact to transfer all or any part of the securities that comprise any part of the Collateral into Secured Party’s name or that of its nominee so that Secured Party or its nominee may appear of record as the sole owner of the securities.

9.             Distributions In Respect of Collateral.

9.1           Upon the occurrence and during the continuance of an Event of Default and the exercise by Secured Party of its rights under this Section 9, Pledgor assigns to, and authorizes Secured Party to receive, any interest, principal, dividends, distributions, or other income or payments of whatever nature (whether in cash or in kind) now or hereafter made in respect of the Collateral, including those made in connection with the dissolution, liquidation, sale of assets, merger, consolidation, or other reorganization of WRDCLogsys, or any stock dividend, stock split, recapitalization, reclassification or otherwise (collectively, “Distributions”), to surrender such Collateral or any part thereof in exchange therefor, and to hold any such Distribution as part of the Collateral.

9.2           After the occurrence and during the continuance of an Event of Default, Pledgor will not demand or receive any income or Distribution with respect to the Collateral and if Pledgor receives any such Distributions, Pledgor will hold such Distributions in trust and deliver them promptly in the form received to Secured Party to hold as Collateral.  After the occurrence and during the continuance of an Event of Default, Secured Party may apply any net cash Distributions to payment of any of the Secured Obligations, but Secured Party shall account for and pay over to Pledgor any Distributions remaining after full payment of such obligations.

10.           Miscellaneous Provisions.

10.1         Perfection.  Pledgor authorizes Secured Party at Pledgor’s expense to file any financing statements relating to the Collateral (without Pledgor’s signature thereon) that Secured Party deems reasonably appropriate, and Pledgor appoints Secured Party as Pledgor’s attorney-in-fact to execute any such financing statements in Pledgor’s name and to perfect and to continue perfection of the Security Interest.

10.2         Right to Perform Obligations.  Upon Pledgor’s failure to perform any of its duties hereunder and after ten (10) days written notice of such failure from Secured Party, Secured Party may, but it shall not be obligated to, perform any of such duties and Pledgor shall forthwith upon demand reimburse Secured Party for any expenses incurred by Secured Party in so doing; provided that no prior notice shall be required if in Secured Party’s reasonable judgment such delay would materially jeopardize or impair the value of the Collateral (Secured Party shall provide written notice as soon as practical following the taking of such action).

10.3         No Waiver.  No delay or omission by Secured Party in exercising any right hereunder shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude Secured Party from any other or further exercise of the right or the exercise of any other right or remedy.  All rights and remedies of Secured Party under this Agreement and under the Code shall be deemed cumulative.

10.4         Care of Collateral, Etc.  Secured Party shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by law, and it shall be deemed to have exercised reasonable care if it takes such action for that purpose as Pledgor shall reasonably request in writing; provided, however, no omission to do any act not requested by such Pledgor shall, by itself, be deemed a failure to exercise reasonable care and no omission to comply with any requests by such Pledgor shall of itself be deemed a failure to exercise reasonable care.

10.5         Enforcement.  If an Event of Default shall occur, Secured Party may demand, collect and sue for all amounts owed pursuant to the Collateral or for proceeds of any Collateral (either in Pledgor’s name or Secured Party’s name at the latter’s option), with the right to enforce, compromise, settle or discharge any such amounts.  After Default, Pledgor appoints Secured Party as such Pledgor’s attorney-in-fact to endorse such Pledgor’s name on all checks, commercial paper and other documents or instruments pertaining to Collateral or proceeds.

10.6         Other Rights.  Pledgor acknowledges that its obligations hereunder are absolute and unconditional and authorizes Secured Party without affecting Pledgor’s obligations hereunder from time to time to take the following actions, whether or not increasing the risk of loss to Pledgor:

(a)           to take from any party and hold collateral (other than the Collateral) for the payment of the Secured Obligations or any party thereof, and to exchange, enforce or release such collateral or any guaranty of payment of the Secured Obligations or any part thereof and to release or substitute any such endorser or guarantor or any party who has given any Security Interest in any collateral as security for the payment of the Secured Obligations or any party thereof or any party in any way obligated to pay the Secured Obligations or any part thereof; and

(b)           upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and any other collateral and the enforcement of any endorsements or guaranties relating to the Secured Obligations or any party thereof as Secured Party in its sole discretion may determine, consistent with the provisions of Section 6.

10.7         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective successors and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

10.8         Benefit.  The terms “Secured Party” and “Pledgor” as used in this Agreement include the heirs, personal representatives and successors or assigns of those parties, and this Agreement shall benefit and bind such parties.

10.9         Amendment.  This Agreement may not be modified or amended nor shall any provision of it be waived except in writing signed by Pledgor and by an authorized officer of Secured Party.

10.10       Governing Law; Venue.  This Agreement shall be governed by and construed under the Uniform Commercial Code and any other applicable laws of the State of New York in effect from time to time.  ANY ACTION RELATED TO AND/OR BASED UPON THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE BROUGHT IN THE COURT OF PROPER JURISDICTION IN NEW YORK.

10.11       Term.  This Agreement shall remain in force until the earlier of: (a) the payment in full of the Debt by Pledgor to Secured Party or (b) Secured Party’s realization upon the Collateral.  Upon termination of the Agreement due to Pledgor’s payment in full of the Debt, Secured Party shall take all steps reasonably requested (but at Pledgor’s cost) by Pledgor to release its Security Interest and Pledgor shall be discharged in full from any and all obligations under this Agreement.

10.12       Notices.  Notice required or permitted to be given hereunder shall be given to the parties at the addresses set forth on the signature pages of this document or at such other address as may be designated in writing from time to time by one party to the other.  Any such notices or communications shall be deemed to be received upon the earlier of actual receipt at the address provided or, if mailed, fifteen (15) business days after mailing by first class mail.

10.13       Powers.  All powers, rights, proxies and privileges granted to Secured Party herein are coupled with an interest and are irrevocable.

10.14       Counterparts.  This Agreement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed and delivered shall be deemed as original and all of which when taken together shall constitute but one and the same instrument.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first stated above.

PLEDGOR:

AUTHORISZOR INC.

By:
Name:
Its:

Address:

Authoriszor Inc.
c/o WRDCLogsys, First Floor
Ebor Court, Westgate, Leeds
LS1 4ND United Kingdom

SECURED PARTY:

THE GROUP

Garcia J Hanson

Cardinal Estates Limited acting by Roy Wiliams

Roy Williams

Richard Harris

Pelican Capital Limited acting by

Address:

c/o WRDCLogsys, First Floor
Ebor Court, Westgate, Leeds
LS1 4ND United Kingdom

WRDCLogsys Limited acting by

WRDCLogsys Limited
First Floor, Ebor Court,
Westgate, Leeds
LS1 4ND United Kingdom

ANNEX 1

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto The Group, Seven Million, Two Hundred and Ten Thousand Seven Hundred and Thirteen (7,210,713) shares of WRDCLogsys Ltd. (the “Company”), represented by Certificate No.                (the “Certificate”), standing in the name of the undersigned on the books of the Company.

The undersigned does hereby irrevocably constitute and appoint                                     , to transfer the Certificate on the books of the Company, with full power of substitution in the premises.

DATED:                   ,                   .

Authoriszor Inc.

By:
Name:	Garcia J Hanson
Title:	President